Exhibit 99.1

Cherokee Inc.	ADDO Communications, Inc.
5990 Sepulveda Blvd., Suite 600	2120 Colorado Ave., Suite 160
Sherman Oaks, CA 91411	Santa Monica, CA 90404
(818) 908-9868	(310) 829-5400
Contact: Mark DiSiena, Chief Financial Officer	Contact: Patricia Dolmatsky/Kimberly Esterkin

For Immediate Release:

Cherokee Inc. Reports Fourth Quarter and Fiscal Year 2012 Financial Results

SHERMAN OAKS, CA (April 12, 2012) — Cherokee Inc. (NASDAQ: CHKE), a global brand management company, today reported financial results for the fourth quarter and year ended January 28, 2012.  Net revenues were $6.0 million for the fourth quarter and $25.6 million for the year, compared with $7.4 million and $30.8 million in the fourth quarter and fiscal year 2011, respectively.  For the quarter, SG&A expenses totaled $3.5 million, a decrease from $7.3 million in the prior year quarter.  For the year, SG&A totaled $14.9 million, a decrease from $17.9 million in FY 2011.  Net income for the quarter was $1.5 million or $0.18 per diluted share, compared with $44,000 in the prior year time period.  For fiscal 2012, net income totaled $7.5 million, or $0.89 per diluted share, roughly on par with $7.7 million or $0.87 per diluted share for the prior fiscal year.

“Fiscal 2012 represented a year of accomplishment for Cherokee,” said Cherokee Group Chief Executive Officer Henry Stupp.  “We saw a meaningful increase in our global brand recognition despite declines from Tesco’s sale of Cherokee branded products and the non-renewal of the Norma Kamali license with Wal-Mart.  I am pleased to note that Cherokee products are now available in more countries than they have been in prior years and, except for the declines that we have experienced in the United Kingdom and certain countries within Central Europe, we are seeing an increase in the sale of Cherokee products in most of our major markets.  This bodes well for our partners, our brands, and the new business methods we have instituted.”

Mr. Stupp continued, “With the global expansion of our sales and marketing teams along with the creation and successful implementation of our proprietary 360 degree service-model, we are well positioned to leverage our merchandising and product development skills and extensive relationships with global retailers and manufacturers.   Most gratifying were the fourth quarter results we achieved here at home; Target Stores, our first Cherokee partner, generated a double-digit retail sales increase of about 26% over the prior year resulting in a corresponding royalty revenue increase of nearly 10%.  After experiencing positive results for both Back-To-School and Holiday 2011, early indications bode well for this positive momentum continuing into our new fiscal year.  We are excited for further growth at Nishimatsuya in Japan and Magnit in Russia which both recently launched the Cherokee brand.  We also look forward to our new collaboration with Tesco in fiscal 2013, representing a resurgence of our business in the U.K. and Central Europe with increased dedication from both the Cherokee Group and Tesco.  Each of the investments we have made over the past year has been carefully considered to ensure that the Cherokee Group generates the highest quality product while simultaneously ensuring a strong financial position and creating long term sustainable value for our shareholders.”

At January 28, 2012, the Company had cash and cash equivalents of $7.4 million, down from $8.0 million at October 28, 2011 which was primarily due to the $0.7 million orderly pay down of the Company’s sole loan to US Bank, leaving a remaining balance of $6.94 million.

Conference Call

The Company will host a conference call today at 1:30 p.m. PST / 4:30 p.m. EST.  To participate in the call, please dial (877) 941-1427 (U.S.) or (480) 629-9664 (International) ten minutes prior to the start time and use conference ID: 4525227. The earnings call and accompanying slides will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://www.cherokeegroup.com. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available beginning April 12, 2012 at 4:30 p.m. PT / 7:30 p.m. ET, through April 26, 2012, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (International) and use conference ID: 4525227.

About Cherokee Inc.

Cherokee Inc. is a global marketer and manager of a portfolio of Fashion and Lifestyle brands it owns and represents in multiple consumer product categories and sectors around the world.  The Company has license agreements with premier retailers and manufacturers covering over 30 countries around the world including Target Stores (U.S.), Tesco (U.K., Ireland and certain Central European countries), Zellers (Canada), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia) and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995.  When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development and the anticipated credit facility) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the  effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Sideout and Carole Little branded products, the Company’s dependence on a select group of licensees for most of the Company’s revenues and the Company’s dependence on its key management personnel.   The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2011, and in its periodic reports on Forms 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

CHEROKEE INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended
	January 28, 2012	January 29, 2011
Royalty revenues	$25,604,000	$30,777,000

Selling, general and administrative expenses	13,575,000	16,397,000
Amortization of trademarks	1,371,000	1,474,000
Operating income	10,658,000	12,906,000

Other income:
Interest expense	(252,000)	—
Interest income	25,000	13,000
Total other income	(227,000)	13,000
Income before income taxes	10,431,000	12,919,000
Income tax provision	2,921,000	5,200,000
Net income	$7,510,000	$7,719,000
Basic earnings per share	$0.89	$0.87
Diluted earnings per share	$0.89	$0.87
Weighted average shares outstanding:
Basic	8,454,143	8,835,809
Diluted	8,457,090	8,874,224

CHEROKEE INC.
CONSOLIDATED BALANCE SHEETS

	January 28, 2012	January 29, 2011
Assets
Current assets:
Cash and cash equivalents	$7,421,000	$9,587,000
Receivables	5,320,000	6,644,000
Income taxes receivable	672,000	1,378,000
Prepaid expenses and other current assets	152,000	94,000
Deferred tax asset	100,000	1,240,000
Total current assets	13,665,000	18,943,000
Deferred tax asset	1,230,000	1,344,000
Property and equipment, net	733,000	173,000
Trademarks, net	5,596,000	6,709,000
Other assets	—	14,000
Total assets	$21,224,000	$27,183,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$850,000	$932,000
Deferred Revenue — Current	320,000	386,000
Accrued compensation payable	268,000	4,314,000
Income taxes payable	—	1,010,000
Deferred Tax Liability — Current	38,000
Accrued dividends	1,677,000	1,699,000
Promissory Note	—	7,260,000
Short Term Debt	500,000	—
Total current liabilities	3,653,000	15,601,000
Long term liabilities:
Deferred Revenue — Non-Current	382,000	549,000
Long Term Debt	6,438,000	—
Total liabilities	10,473,000	16,150,000
Commitments and Contingencies (Note 6)
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,387,167 shares issued and outstanding at January 28, 2012 and 8,896,154 issued and 8,496,154 outstanding at January 29, 2011	167,000	177,000
Additional paid-in capital	19,271,000	18,517,000
Retained earnings (deficit)	(8,687,000)	(401,000)
Less: Treasury Stock, Common: 400,000 shares	—	(7,260,000)
Total stockholders’ equity	10,751,000	11,033,000
Total liabilities and stockholders’ equity	$21,224,000	$27,183,000